As filed with the Securities and Exchange Commission on April 29, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 NeoGenomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	74-2897368
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Douglas M. VanOort
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:

Clayton E. Parker, Esq. K&L Gates LLP 200 S. Biscayne Boulevard, Suite 3900 Miami, Florida 33131-2399 Telephone: (305) 539-3300 Facsimile: (305) 358-7095	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Telephone: (650) 752-2000
K&L Gates LLP	Davis Polk & Wardwell LLP
200 S. Biscayne Boulevard, Suite 3900	1600 El Camino Real
Miami, Florida 33131-2399	Menlo Park, California 94025
Telephone: (305) 539-3300	Telephone: (650) 752-2000
Facsimile: (305) 358-7095

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑
        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

 CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be registered/ Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Senior Convertible Notes due 2025
Common Stock, par value $0.001 per share

(1)Omitted pursuant to Form S-3 General Instruction II.E.
(2) The amount to be registered consists of an unspecified amount of the securities of each identified class as may from time to time be offered at indeterminate prices. Includes shares of common stock issuable upon conversion of the registered senior convertible notes. No separate consideration will be received for any shares of common stock so issued upon conversion. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)In reliance upon Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay-as-you-go basis.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Dated April 29, 2020
Preliminary Prospectus
$150,000,000       % CONVERTIBLE SENIOR NOTES DUE 2025
Interest payable on May 1 and November 1

We are offering $150,000,000 principal amount of our       % Convertible Senior Notes due 2025 (the “notes”). The notes will bear interest at a rate of       % per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020. The notes will mature on May 1, 2025, unless earlier converted, redeemed or repurchased in accordance with their terms.
Holders of the notes may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding February 1, 2025, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the notes on each such trading day; (3) if we call any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after February 1, 2025, holders may convert all or any portion of their notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus.
The conversion rate for the notes will initially be            shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $         per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following our issuance of a notice of redemption, in each case as described in this prospectus, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or who elects to convert notes during the related redemption period in certain circumstances.
We may not redeem the notes prior to May 6, 2023. We may redeem for cash all or any portion of the notes, at our option, on or after May 6, 2023 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.
If we undergo a fundamental change prior to the maturity date, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes, and equal in right of payment to any of our existing and future unsecured indebtedness that is not so subordinated. The notes will be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) and any preferred equity of our current subsidiaries or future subsidiaries.
Concurrently with this offering, we are offering $100,000,000 of our common stock (the “Concurrent Common Stock Offering”) pursuant to a separate prospectus supplement and base prospectus (together, the “Common Stock Prospectus”). The last reported sale price of our common stock on The Nasdaq Capital Market on April 28, 2020 was $27.97 per share. Based on an assumed offering price of $27.97 per share, we would expect to offer 3,575,259 shares of our common stock in the Concurrent Common Stock Offering. We have also granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to an additional $15,000,000 of our common stock. This offering and the Concurrent Common Stock Offering are not contingent upon one another.
Pursuant to the Common Stock Prospectus, the underwriters of the Concurrent Common Stock Offering are also offering up to $40,000,000 of our common stock borrowed from third parties (the “Short Sale”), and will use the resulting short position to facilitate hedging transactions by some of the purchasers of the notes. This offering and the Short Sale are contingent upon one another.

Investing in the notes involves risks. See “Risk Factors” beginning on page 7 of this prospectus and the documents incorporated herein by reference.

	Per Note	Total
Public offering price(1)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1) Plus accrued interest, if any, from May      , 2020.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The Nasdaq Capital Market under the symbol “NEO.” The last reported sale price of our common stock on The Nasdaq Capital Market on April 28, 2020 was $27.97 per share.
We have granted the underwriters an option, exercisable within a period of 30 days from the date of this prospectus, to purchase up to an additional $22,500,000 principal amount of the notes, solely to cover over-allotments, if any.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about May      , 2020.

Book-Running Managers

Morgan Stanley	BofA Securities	SVB Leerink

May        , 2020

TABLE OF CONTENTS

Prospectus

i

We have not authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus or in any free writing prospectus we have prepared and to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the notes and the common stock underlying the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the notes and such underlying shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise stated, information in this prospectus assumes no exercise of the underwriters’ over-allotment option.

TRADEMARKS
The “NeoGenomics”,“Genoptix” and “Clarient” names and logos have been trademarked with the United States Patent and Trademark Office. We also have trademarked or have applications pending for the brand names FLEXREPORT, HEMEFISH, MelanoSITE, NEOACTT, NEOANTIGEN DISCOVERY, NEOARRAY, NEOCOMPLETE, NEOFISH, NeoLink, NeoLIQUID, NEONET, NEOREACH, NEOSEQ, NEOSMART, NeoSmartFlow, NeoTYPE, NeoUniversity, NEOVUE, COMPASS and CHART. We have also a pending trademark for the marketing slogan “Unifying Cancer Care.” Any other trademarks, registered marks and trade names appearing in this prospectus or the documents incorporated by reference herein are the property of their respective holders.
ii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus and the documents incorporated herein by reference contain forward-looking statements  “forward-looking statements” and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning this offering and the Concurrent Common Stock Offering and Short Sale, our strategy, future operations, future financial position, future revenues, changing reimbursement levels from government payers and private insurers, projected costs, prospects and plans and objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” and in our other filings with the SEC
Forward-looking statements include, but are not limited to, statements about:

•	Our ability to respond to rapid scientific change;
•	The risk of liability in conducting clinical trials and the sufficiency of our insurance to cover such claims;
•	Our ability to implement our business strategy;
•	The anticipated impact to our business operations, customer demand and supply chain due to the recent global pandemic of a novel strain of the coronavirus (COVID-19);
•	The expected reimbursement levels from governmental payers and private insurers and proposed changes to those levels;
•	The application, to our business and the services we provide, of existing laws, rules and regulations, including without limitation, Medicare laws, anti-kickback laws, Health Insurance Portability and Accountability Act of 1996 regulations, state medical privacy laws, federal and state false claims laws and corporate practice of medicine laws;
•	Regulatory developments in the United States including increasing downward pressure on health care reimbursement;
•	Our ability to maintain our license under the Clinical Laboratory Improvement Amendments of 1988, or CLIA;
•	Food and Drug Administration or FDA, regulation of Laboratory Developed Tests;
•	Failure to timely or accurately bill for our services;
•	Our ability to expand our operations and increase our market share;
•	Our ability to expand our service offerings by adding new testing capabilities;
•	Our ability to meet our future capital requirements;
•	Our ability to manage our indebtedness;

•	Our ability to protect our intellectual property from infringement;

•	Our ability to integrate future acquisitions and costs related to such acquisitions;

•	The effects of seasonality on our business;

•	Our ability to maintain service levels and compete with other diagnostic laboratories;

•	Our ability to hire and retain sufficient managerial, sales, clinical and other personnel to meet our needs;

•	Our ability to successfully scale our business, including expanding our facilities, our backup systems and infrastructure;

•	Our handling, storage and disposal of biological and hazardous materials;

•	The accuracy of our estimates regarding reimbursement, expenses, future revenues and capital requirements;

•
Our ability to manage expenses and risks associated with international operations, including anti-corruption and trade sanction laws and other regulations, and economic, political, legal and other operational risks associated with foreign jurisdictions;

•
Our ability to consummate this offering and the Concurrent Common Stock Offering and the other transactions described in this prospectus on the anticipated terms, if at all, and the anticipated use of the net proceeds therefrom; and

; and

•	Other factors discussed under the caption “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, which are incorporated by reference in this prospectus.
  These forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should read this prospectus, including any documents incorporated herein by reference, completely and with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

iii

SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this prospectus and the documents incorporated by reference herein, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, NeoGenomics, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company,” “NeoGenomics,” or “we,” “us,” or “our.”
Overview
We operate a network of cancer-focused testing laboratories in the United States as well as laboratories in Switzerland and Singapore. Our mission is to improve patient care through exceptional cancer-focused testing services. Our vision is to be the World’s leading cancer testing and information company by delivering uncompromising quality and innovative solutions while providing exceptional service and operating with a world-class culture.

Headquartered in Fort Myers, FL, NeoGenomics operates laboratories in Aliso Viejo, Carlsbad, Fresno and San Diego, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee; Atlanta, Georgia; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of two primary types of customers: Clinical and Pharma. Our Clinical customers include community-based pathology practices, oncology groups, hospitals and academic centers. Our Pharma customers include pharmaceutical companies to whom we provide testing and other services to support their studies and clinical trials.

Our principal executive offices are located at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our principal website can be accessed at www.neogenomics.com. The information on or accessible through any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer to NeoGenomics, Inc. and not to any of its consolidated subsidiaries, and the common stock of NeoGenomics, Inc., par value $0.001 per share, is referred to as the “common stock.”

Issuer	NeoGenomics, Inc., a Nevada corporation.
Securities	$150,000,000 principal amount of % Convertible Senior Notes due 2025 (the “notes”) (or $172,500,000 principal amount if the underwriters exercise their over-allotment option in full).
Maturity	May 1, 2025, unless earlier converted, redeemed or repurchased.
Interest	The notes will bear cash interest at % per year. Interest will accrue from May , 2020 and will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default.”
Conversion Rights	Holders may convert all or any portion of their notes at their option prior to the close of business on the business day immediately preceding February 1, 2025, in multiples of $1,000 principal amount, only under the following circumstances:

•during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the notes on each applicable trading day;

•during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

•if we call all or any portion of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or
•upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights— Conversion upon Specified Corporate Events.”

On or after February 1, 2025, to the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes at the applicable conversion rate at any time, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing conditions.

The conversion rate for the notes will initially be           shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $         per share of common stock), subject to adjustment as described in this prospectus.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 30 trading day observation period (as described herein). See “Description of Notes—Conversion Rights—Settlement upon Conversion.”
In addition, following certain corporate events that occur prior to the maturity date or if we issue a notice of redemption, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or who elects to convert any notes during the related redemption period. See “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.”
Optional Redemption	We may not redeem the notes prior to May 6, 2023. We may redeem for cash all or any portion of the notes, at our option, on or after May 6, 2023 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
We will give written notice of any redemption not less than 40 nor more than 50 scheduled trading days before the redemption date to the trustee, the conversion agent (if other than the trustee), the paying agent and each holder of notes. See “Description of Notes—Optional Redemption.”
Fundamental Change
If we undergo a “fundamental change” (as defined under the heading “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in this prospectus) prior to the maturity date of the notes, subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Ranking; Priority	The notes will be our senior unsecured obligations and will:
•rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
•rank equal in right of payment to any of our existing and future unsecured indebtedness that is not so subordinated;
•be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•be structurally junior to all indebtedness and other liabilities (including trade payables) and any preferred equity of our current or future subsidiaries.
As of March 31, 2020, our total consolidated indebtedness was $103.6 million, of which an aggregate of $103.6 million was secured indebtedness. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom including the repayment of all outstanding amounts under our existing credit facilities, our total consolidated indebtedness would have been $157.4 million as of March 31, 2020, $7.4 million of which would have been secured.
The indenture governing the notes will not limit the amount of debt that we or our current or future subsidiaries may incur.
Concurrent Common Stock Offering
Concurrently with this offering of notes, we are offering           shares of our common stock (or            shares of our common stock if the underwriters in that offering exercise in full their option to purchase additional shares) (the “Concurrent Common Stock Offering”) in an underwritten offering pursuant to a separate prospectus supplement and base prospectus (together, the “Common Stock Prospectus”). Neither the completion of this offering nor of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Common Stock Offering.
Pursuant to the Common Stock Prospectus, the underwriters of the Concurrent Common Stock Offering are also offering up to $40,000,000 of our common stock borrowed from third parties (the “Short Sale”) , and will use the resulting short position to facilitate hedging transactions by some of the purchasers of the notes. This offering and the Short Sale are contingent upon one another.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ million (or $ million if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering and the Concurrent Common Stock Offering for general corporate purposes and to repay borrowings under our term loan facility (the “Term Loan Facility’). We may use a portion of the net proceeds to acquire or invest in complementary businesses and technologies. For additional information, see “Use of Proceeds.”

Book-Entry Form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a Public Market for the Notes	The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
U.S. Federal Income Tax Consequences	For the material U.S. federal income tax considerations of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock received upon conversion hereof, see “Material United States Federal Income Tax Considerations.”
Nasdaq Capital Market Symbol for Our Common Stock	Our common stock is listed on The Nasdaq Capital Market under the symbol “NEO.”
Trustee, Paying Agent, Registrar and Conversion Agent	U.S. Bank National Association.
Governing Law	The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described herein and those described under “Risk Factors” in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and under “Risk Factors” in Part II, Item IA of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as all other information contained or incorporated by reference into this prospectus, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to the COVID-19 Pandemic

The COVID-19 pandemic is highly dynamic in the United States and throughout the world and has adversely and is continuing to adversely affect our business, results of operations and financial condition.

We are subject to risks related to the public health crises such as the global pandemic associated with COVID-19. Economic and health conditions in the United States and across most of the globe continue to change rapidly. We saw a material impact to volume growth rates and test volume in the last two weeks of March, and that has continued in April. Demand may continue to decrease depending on the duration and severity of the COVID-19 pandemic, the length of time it takes for normal economic and operating conditions to resume, additional governmental actions that may be taken and/or extensions of time for restrictions that have been imposed to date, and numerous other uncertainties. Such events may result in business disruption, further reduced revenues and number of tests, any of which could materially affect our business, financial condition, and results of operations.

Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Starting in mid-March 2020, the governor of California, where several of our laboratories are located, issued “shelter-in-place” or “stay at home” orders restricting non-essential activities, travel and business operations for an indefinite period of time, subject to certain exceptions for necessary activities, which has been followed by similar orders in other states in which we operate, including in Florida where our headquarters is located. Such orders or restrictions, have resulted in our headquarters closing, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our operations. Other disruptions or potential disruptions include restrictions on our personnel and personnel of partners to travel and access customers; delays in approvals by regulatory bodies; delays in product development efforts; and additional government requirements or other incremental mitigation efforts that may further impact our testing capacity.

The COVID-19 pandemic is affecting our customers, suppliers, vendors, and other business partners, but we are not able to assess the full extent of the current impact nor predict the ultimate consequences that may result. At this time, we have not experienced interruptions in our operations due to supplier delays, although we may experience interruptions in the future.

While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets and a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our securities. We are continuously monitoring our own operations and intend to take appropriate actions to mitigate the risks arising from the COVID-19 pandemic to the best of our abilities, but there can be no assurances that we will be successful in doing so. To the extent we are able to obtain information about and maintain communications with our customers, suppliers, vendors, and other business partners, we will seek to minimize disruptions to our supply chain, but there can be no assurance that we will be successful in doing so. The ultimate extent of the effects of the COVID-19 pandemic on us is highly uncertain and will depend on future developments which cannot be predicted.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section and the Risk Factors contained in and incorporated by reference herein.

Risks Related to the Notes

Although the notes are referred to as convertible senior notes, they will be effectively subordinated to any of our secured debt and structurally subordinated to any liabilities of our current or future subsidiaries.

The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes and equal in right of payment to any of our existing and future unsecured indebtedness that is not so subordinated. The notes will be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) and any preferred equity of our current or future subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the notes only after such secured debt has been repaid in full from these assets, and the assets of our subsidiaries will be available to pay obligations on the notes only after all indebtedness and other liabilities (including trade payables) and any preferred equity of our subsidiaries have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will it prohibit any of our current or future subsidiaries from incurring additional indebtedness or other liabilities (including trade payables) or issuing preferred equity.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of March 31, 2020, our total consolidated indebtedness was $103.6 million, of which an aggregate of $103.6 million was secured indebtedness. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom including the repayment of all outstanding amounts under our existing credit facilities, our total consolidated indebtedness would have been $157.4 million as of March 31, 2020, $7.4 million of which would have been secured.

We will incur $150.0 million (or, if the underwriters fully exercise their over-allotment option, $172.5 million) principal amount of additional indebtedness to meet future financing needs. We may also incur significant additional indebtedness in the future. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

•We could be required to dedicate a greater percentage of our cash flows to payments on our debt, thereby reducing the availability of cash flow to fund capital expenditures, pursue other acquisitions or investments in new technologies, make stock repurchases and fund other general corporate purposes. If we fail to meet our payment obligations or otherwise fail to comply with the covenants in our debt, including failure as a result of events beyond our control, it could result in an event of default on our debt. Upon an event of default, the lenders of that debt could elect to cause all amounts outstanding with respect to that debt to become immediately due and payable and we may be unable to meet our obligations under the notes. Our future debt may impose operating and financial covenants and restrictions on us, and compliance with such covenants and restrictions may adversely affect our ability to adequately finance our operations or capital needs, pursue attractive business opportunities that may arise, redeem or repurchase capital stock, pay dividends, sell assets, and make capital expenditures.

•We may experience increased vulnerability to general adverse economic conditions, including increases in interest rates for those borrowings that bear interest at variable rates or if such indebtedness is refinanced at a time when interest rates are higher.

•We may experience limited flexibility in planning for, or reacting to, changes in or challenges relating to our businesses and industry, creating competitive disadvantages compared to other competitors with lower debt levels and borrowing costs.

We cannot assure you that cash flows will be available in an amount sufficient to enable us to repay or make required cash payments with respect to our indebtedness, including the notes, or to fund other liquidity needs.

In addition, we may need to refinance all or a portion of our indebtedness on or before their respective maturities. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we are unable to refinance our debt, we may default under the terms of our indebtedness, which could lead to an acceleration of the debt. We do not expect that we could repay all of our outstanding indebtedness, including the notes, if the repayment of such indebtedness was accelerated.

Our management team may invest or spend the proceeds of this offering or the Concurrent Common Stock Offering, if completed, in ways with which you may not agree or in ways which may not yield a significant return.

We expect to receive net proceeds of $ million from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Our management will have broad discretion over the use of proceeds from this offering and the Concurrent Common Stock Offering, if completed. We expect to use the net proceeds from this offering and the Concurrent Common Stock Offering for general corporate purposes and to repay borrowings and to pay accrued interest under our Term Loan Facility. We may use a portion of the net proceeds to acquire or invest in complementary businesses and technologies. Our management will have considerable discretion in the application of such net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our securities.

The notes are our obligations only and a portion of our operations are conducted through, and a significant portion of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by our subsidiaries. A significant portion of our consolidated assets is held by our subsidiaries and a portion of our revenues is received by our subsidiaries. Accordingly, our ability to service our debt, including the notes, may depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from our subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. These circuit breakers have been tripped on several occasions during the current period of increased market volatility in connection with the COVID-19 pandemic and are likely to be triggered in future. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

We expect that the trading price of the notes will be significantly affected by the market price of our common stock. The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this “Risk Factors” section, elsewhere in this prospectus or the documents incorporated by reference in this prospectus or for reasons unrelated to our operations, many of which are beyond our control, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability, as well as developments with respect to the COVID-19 global pandemic. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

Holders of the notes will have the right to require us to repurchase all or a portion of their notes upon the occurrence of a fundamental change before the maturity date at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under “Description of Notes—Conversion Rights—Settlement upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or pay cash with respect to notes being converted.

In addition, our ability to repurchase notes or to pay cash upon conversions of notes may be limited by law, regulatory authority or agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay cash upon conversions of notes as required by the indenture would constitute a default under the indenture. A default under the indenture governing the notes or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and to repurchase the notes or pay cash upon conversions of the notes.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of the notes will be entitled to convert their notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation in cash, which could adversely affect our liquidity. In addition, even if holders of notes do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

We expect that, under applicable accounting principles, the initial liability carrying amount of the notes will be the fair value of a similar debt instrument that does not have a conversion feature, valued using our cost of capital for straight, unconvertible debt. We will reflect the difference between the net proceeds from the sale of the notes and the initial carrying amount as a debt discount for accounting purposes, which is amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense to be recognized for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which results in lower reported net income. The lower reported income resulting from this accounting treatment could depress the trading price of our common stock and the notes.

In addition, under certain circumstances we may be eligible to use the treasury stock method to reflect the shares underlying the notes in our diluted earnings per share. Under this method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all the notes were converted and that we issued shares of our common stock to settle the excess. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in our diluted earnings per share. In addition, if accounting standards change in the future and we are not permitted to use the treasury stock method, then our diluted earnings per share may decline. For example, in July 2019, the Financial Accounting Standards Board published an exposure draft proposing to amend these accounting standards to eliminate the treasury stock method for convertible instruments and instead require application of the “if-converted” method. Under that method, if it is adopted, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to our common stock to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding February 1, 2025, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which your notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 30 trading day observation period. As described under “Description of Notes—Conversion Rights— Settlement upon Conversion,” this period would be: (i) subject to clause (ii), if the relevant conversion date occurs prior to February 1, 2025, the 30 consecutive trading days beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) subject to clause (iii), if the relevant conversion date occurs during a redemption period with respect to the notes as described under “Description of Notes—Optional Redemption,” the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding such redemption date; and (iii) if the relevant conversion date occurs on or after February 1, 2025, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the daily volume weighted average prices of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date (provided that, with respect to any conversion date occurring during a redemption period, we will settle any such conversion for which physical settlement is applicable on the relevant redemption date, and provided further that, notwithstanding the foregoing, with respect to any conversion date occurring on or after February 1, 2025, we will settle any such conversion for which physical settlement is applicable on the maturity date). Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any subsidiary of ours. The indenture will not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes— Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes— Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” and “Description of Notes—Consolidation, Merger and Sale of Assets.”

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date or upon our issuance of a notice of redemption, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or notes that are converted during the related redemption period. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the redemption notice date, as applicable, and the price paid (or deemed to be paid) per share of our common stock in such transaction or on such redemption notice date, as described below under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption. In addition, if the price of our common stock paid

(or deemed to be paid) in the transaction or on the related redemption notice date, as applicable, is greater than $ per share or less than $ per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes— Conversion Rights—Conversion Rate Adjustments.”
Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or notes that are converted during the related redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes— Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer, an issuance of our common stock or derivative instruments for cash or a conversion of any derivative instrument, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase all or a portion of your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market- making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

We may redeem the notes at our option, which may adversely affect your return.

We may not redeem the notes prior to May 6, 2023. We may redeem for cash all or any portion of the notes, at our option, on or after May 6, 2023 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we call notes for redemption, a holder of notes may convert all or any portion of its notes only until the close of business on the scheduled trading day immediately preceding the redemption date unless we fail to pay the redemption price (in which case a holder of notes may convert such notes until the redemption price has been paid or duly provided for). Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. Upon such redemption or conversion, the cash comprising the redemption price, in the case of a redemption, or the applicable conversion consideration, in the case of a conversion in connection with a redemption notice, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or for any other lost time value of your notes. See “Description of Notes—Optional

Redemption” and “Description of Notes—Conversion Rights—Conversion upon Notice of Redemption” for a more detailed description of the conditions under which we may redeem the notes.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date or we issue a notice of redemption, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change or during the related redemption period. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material United States Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined under “Material United States Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Material United States Federal Income Tax Considerations.”

Conversion of the notes will dilute the ownership interest of existing stockholders, including holders who had previously converted their notes, or may otherwise depress the price of our common stock.

The conversion of some or all of the notes will dilute the ownership interests of existing stockholders to the extent we deliver shares of our common stock upon conversion of any of the notes. The notes may from time to time in the future be convertible at the option of their holders prior to their scheduled terms under certain circumstances. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, and the anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

This offering is not contingent on the consummation of the Concurrent Common Stock Offering.

The consummation of this offering and the consummation of the Concurrent Common Stock Offering are not contingent upon one another. Accordingly, if you decide to purchase notes in this offering, you should be willing to do so whether or not we complete the Concurrent Common Stock Offering.

Risks Related to Ownership of Our Common Stock

The price of our common stock has, and is likely to continue to, fluctuate significantly. This volatility may affect the price at which you are able to sell any shares of common stock you receive upon conversion of your notes.

The price of our common stock has been, and is likely to continue to be, volatile, which means that it could decline substantially within a short period of time. The price of our common stock could fluctuate significantly for many reasons including the following:
•future announcements concerning us or our competitors;
•regulatory developments and enforcement actions bearing on advertising, marketing or sales;
•reports and recommendations of analysts and whether or not we meet the milestones and metrics set forth in such reports; gaining or losing large customers or managed care plans;

•introduction of new products or services and related insurance coverage;
•the impact of the COVID-19 pandemic on our business or prospects;
•acquisition or loss of significant manufacturers, distributors or suppliers or an inability to obtain sufficient quantities of materials needed to provide our services;
•quarterly variations in operating results;
•business acquisitions or divestitures;
•changes in the regulation of Laboratory Developed Tests;
•fluctuations in the economy, political events or general market conditions; and
•changes in governmental or third-party reimbursement practices and rates.

In addition, stock markets in general and the market for shares of health care stocks in particular, have experienced extreme price and volume fluctuations in recent years, and are experiencing exceptional volatility as a result of the effects of the COVID-19 pandemic. Moreover, these fluctuations frequently have been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market price of our common stock and the value of your notes. The market price of our common stock could decline below its current price and the market price of our shares may fluctuate significantly in the future. These fluctuations may be unrelated to our performance, and could lead to securities class action litigation.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to the Concurrent Common Stock Offering, our equity incentive plans or in connection with acquisitions or strategic or commercial transactions, could result in additional dilution of the percentage ownership of our stockholders and could cause the price of our common stock to decline.

Concurrently with this offering, we are offering shares of our common stock in the Concurrent Common Stock Offering (or shares if the underwriters of that offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus supplement and base prospectus. From time to time, we may also issue additional securities or sell common stock, equity-linked securities such as the notes offered hereby or other equity securities in one or more transactions at prices and in a manner we determine. We also expect to continue to issue common stock to employees and directors pursuant to our equity incentive plans. To the extent we sell or issue common stock or equity-linked securities in subsequent transactions, or issue common stock pursuant to our equity incentive plans, investors in our common stock may be materially diluted. We may decide to issue common stock or other equity securities in connection with an acquisition or a strategic or commercial transaction, which could cause further dilution to our existing stockholders. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

As of March 31, 2020, we had 5,334,738 shares issuable upon exercise of outstanding stock options, 2,535,621 of which were exercisable as of such date, and 381,775 shares of non-vested restricted stock as of March 31, 2020.

The sale or the availability for sale of a large number of share of our common stock in the public market could cause the market price of our common stock, and the value of your notes, to decline.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes that we are offering will be approximately $ million (or $ million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

In addition, concurrently with the this offering, we are offering $100,000,000 of our common stock in the Concurrent Common Stock Offering (or $115,000,000) if the underwriters in that offering exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement and base prospectus. We estimate that the net proceeds to us from the Concurrent Convertible Notes Offering, if completed, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters in the Concurrent Convertible Notes Offering exercise in full their over-allotment option to purchase additional 2025 Notes).

We expect to use the net proceeds from this offering and the Concurrent Common Stock Offering for general corporate purposes and approximately $96.3 million to repay all borrowings and pay accrued interest under our Term Loan Facility. We regularly review and pursue opportunities to acquire or invest in complementary businesses and technologies. We may use a portion of the net proceeds to make such acquisitions or investments.

As of March 31, 2020, approximately $96.3 million of indebtedness was outstanding under our Term Loan Facility. We used these funds for working capital purposes and to finance internal growth activities, acquisitions and capital expenditures. Indebtedness under the Term Loan Facility bears interest at a rate per annum equal to an applicable margin plus, at our option, either (1) the Adjusted LIBOR rate for the relevant interest period, as defined within the agreement (2) an alternate base rate determined by reference to the greatest of (a) the federal funds rate for the relevant interest period plus 0.5% per annum, (b) the prime lending rate of PNC Bank National Association, our primary lender, and (c) the daily LIBOR rate plus 1% per annum, or (3) a combination of (1) and (2). The applicable margin will range from 1.25% to 2.25% for LIBOR loans and 0.25% to 1.25% for base rate loans, in each case based on our Consolidated Leverage Ratio (as defined in the credit agreement). As of March 31, the interest rate under our Term Loan Facility was 3.11%. Our Term Loan Facility has a maturity date of June 27, 2024. We intend to terminate our Term Loan Facility in connection with the closing of this offering.

CONCURRENT COMMON STOCK OFFERING

Concurrently with this offering of notes, we are offering $100,000,000 of our common stock in the Concurrent Common Stock Offering (or $115,000,000 if the underwriters of that offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus supplement and base prospectus. Neither the completion of this offering nor of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Common Stock Offering. Certain of the underwriters in this offering are also the underwriters in the Concurrent Common Stock Offering.

The underwriters of the Concurrent Common Stock Offering are also offering up to $40,000,000 shares of our common stock borrowed from third parties in the Short Sale and will use the resulting short position to facilitate hedging transactions by some of the purchasers of the notes. This offering and the Short Sale are contingent upon one another.

See “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Common Stock Offering.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2020:

•	on an actual basis;

•
on an as adjusted basis to give effect to (i) the issuance and sale of $150.0 million aggregate principal amount of the notes in this offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us and (ii) the use of approximately $ 96.3 million of the net proceeds from this offering to repay all amounts outstanding under our Term Loan Facility; and

•
on a pro forma as adjusted basis to give further effect to the issuance and sale of shares of our common stock in the Concurrent Common Stock Offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us in that offering.

You should read this table in conjunction with “Use of Proceeds,” which appears elsewhere in this prospectus, as well as our consolidated financial statements and accompanying notes incorporated by reference into this prospectus.

	As of March 31, 2020
(amounts in thousands, except share and per share data and footnotes)	Actual	As Adjusted	Pro Forma As Adjusted
	(unaudited)
Cash and cash equivalents (excluding restricted cash)	$ 86,254

Short-term debt:
Current portion of term loan	5,000
Financing obligations	4,941
Total short-term debt	9,941
Long-term debt:
Senior secured term loan, due 2024	91,250
% convertible senior notes due 2025 we are offering(1)	—
Debt issuance costs	(645)
Financing obligations	2,428
Total long-term debt	93,033
Stockholder's equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 105,396,057 shares issued and outstanding, actual and adjusted; and shares issued and outstanding, pro forma as adjusted(2)	105
Additional paid-in capital	525,929
Accumulated other comprehensive loss	(2,656)
Accumulated deficit	(18,335)
Total stockholders’ equity	505,043

Total capitalization	$ 591,297

(1)
In accordance with ASC 470-20, Debt with Conversion and Other Options, convertible debt that may be entirely or partially settled in cash (such as the notes) is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest cost. On the issuance date, the value of the conversion option of the notes, representing the equity component, will be recorded as additional paid-in capital within stockholders’ equity and as a discount to the notes, which reduces their initial carrying value. The carrying value of the notes, net of the discount recorded, will be accreted up to the principal amount of the notes from the issuance date until maturity. Disclosure requirements under ASC 470-20 do not affect the actual amount that we are required to repay. The amount shown in the table above for the notes is the aggregate principal amount of the notes, without reflecting the debt discount for the value of the conversion option, the underwriters’ discount and the offering fees and expenses that we expect to incur with respect to the notes. The amount shown for additional paid-in capital on an as adjusted and pro forma as adjusted basis does not reflect the equity component of the notes.

(2)
The number of outstanding shares of common stock in the above table excludes, as of March 31, 2020:
•5,334,738 shares issuable upon the exercise of stock options outstanding under our stock incentive plans with a weighted average exercise price of $12.14 per share;
•381,775 shares issuable pursuant to vesting of restricted stock shares outstanding under our stock incentive plans;
•1,737,093 shares reserved for issuance and available for future grant or sale under our stock incentive plans; and
•any shares issuable upon conversion of the notes offered hereby.

DESCRIPTION OF NOTES

We will issue the % Convertible Senior Notes due 2025 (the “notes”) under an indenture between us and U.S. Bank National Association, as trustee (the “trustee”), to be dated as of the date of the initial issuance of the notes (the “indenture”). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

For purposes of this description, references to “we,” “our” and “us” refer only to NeoGenomics, Inc. and not to any of its subsidiaries.

General

The notes will:
•be our general unsecured, senior obligations;
•initially be limited to an aggregate principal amount of $150.0 million (or $172.5 million if the underwriters’ over-allotment option is exercised in full);
•bear cash interest at an annual rate of % from and including May , 2020, payable semiannually on May 1 and November 1 of each year, beginning on November 1, 2020;
•be subject to redemption at our option, in whole or in part on or after May 6, 2023 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide written notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date as described under “—Optional Redemption;”
•mature on May 1, 2025 unless earlier converted, redeemed or repurchased in accordance with their terms;
•be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurring prior to the maturity date. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant fundamental change repurchase date;
•be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof; and
•be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture will not limit the amount of debt, including secured debt, that may be issued by us or any current or future subsidiary of ours under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our equity or debt securities or from repaying indebtedness. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional notes and, if applicable, restrictions on transfer in respect of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate CUSIP numbers. The notes offered by this prospectus and any additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture (except to the extent set forth in the immediately preceding sentence).

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus to refer to our common stock, par value $0.001 per share. References in this prospectus to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. Except to the extent the context otherwise requires, references herein to “DTC” include references to any other applicable securities depositary. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for notes surrendered for transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or any subsidiary of ours or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior written notice to the holders of the notes. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase, and upon receipt of a written order from us, the trustee will cancel all notes so surrendered.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay or cause the paying agent to pay (to the extent funded by us) the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay or cause the paying agent to pay (to the extent funded by us) the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in the contiguous United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall provide the requisite information to the trustee and the paying agent to make such wire transfer and shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase. Any transfer or exchange of beneficial interests in a note in global form shall be subject to the applicable procedures of DTC.

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of % per year until maturity. Interest on the notes will accrue from and including May , 2020 or from and including the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020.

Interest will be paid to the person in whose name a note is registered at the close of business on April 15 or October 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date or any earlier required fundamental change repurchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the relevant scheduled payment date, and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking; Priority

The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our existing and future unsecured indebtedness that is not so subordinated. The notes will be effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all such secured debt has been repaid in full from such assets. The notes will be structurally junior to all indebtedness and other liabilities (including trade payables) and any preferred equity of our current or future subsidiaries. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of March 31, 2020, our total consolidated indebtedness was $103.6 million, of which an aggregate of $103.6 million was secured indebtedness. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom including the repayment of all outstanding amounts under our existing credit facilities, our total consolidated indebtedness would have been $157.4 million as of March 31, 2020, $7.4 million of which would have been secured. The ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, our future debt instruments, applicable corporate and other laws and regulations as well as agreements to which our subsidiary may become a party. We may not be able to pay the cash portion of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price if a holder requires us to repurchase notes upon a fundamental change as described below. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.”

Optional Redemption

No “sinking fund” is provided for the notes, which means we are not required to redeem or retire the notes periodically. Prior to May 6, 2023, the notes will not be redeemable. On or after May 6, 2023, we may redeem all or part of the notes, at our option, if the last reported sale price (as defined under “—Conversion Rights—Settlement upon Conversion”) of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide written notice of redemption (a “redemption notice date”). In the case of any optional redemption, we will provide not less than 40 nor more than 50 scheduled trading days’ written notice before the redemption date to the trustee, the conversion agent (if other than the trustee), the paying agent and each holder of notes, and we will redeem the notes at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Any notes redeemed by us will be paid for in cash. The redemption date must be a business day.
Notwithstanding the foregoing, if we set a redemption date between a regular record date and the corresponding interest payment date, we will not pay accrued interest to any holder of notes to be redeemed, and will instead pay the full amount of the relevant interest payment on such interest payment date to the holder of record on such regular record date.

With respect to any notes that are converted during a redemption period as described under “—Conversion Rights—Conversion upon Notice of Redemption,” we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.”

If we decide to redeem fewer than all of the outstanding notes, the notes to be redeemed will be selected according to DTC’s applicable procedures, in the case of notes represented by a global note, or, in the case of notes in certificated form, the trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate and fair, notes to be redeemed in whole or in part.

If the trustee selects a portion of your notes for redemption and you convert a portion of such notes subject to the applicable procedures of DTC (in the case of global notes), the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any such note being redeemed in part.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion Rights

General

Prior to the close of business on the business day immediately preceding February 1, 2025, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Satisfaction of Trading Price Condition, “—Conversion upon Notice of Redemption” and “—Conversion upon Specified Corporate Events.” On or after February 1, 2025 to the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate for the notes will initially be shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 30 trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.

If we call notes for redemption, a holder of notes may convert all or any portion of its notes from, and including, the redemption notice date until the close of business on the scheduled trading day immediately preceding the corresponding redemption date unless we fail to pay the redemption price (in which case a holder of notes may convert such notes until the redemption price has been paid or duly provided for) (any such period, a “redemption period”). If a holder elects to convert notes during a redemption period, we will, under certain circumstances, increase the conversion rate for such notes as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.”

If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its fundamental change purchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below, and we will not adjust the conversion rate for any accrued and unpaid interest on the notes. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•the principal amount of the note; and
•accrued and unpaid interest, if any, to, but not including, the relevant conversion date.
As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•for conversions following the regular record date immediately preceding the maturity date;
•if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately succeeding the corresponding interest payment date;
•for conversions during any redemption period; or
•to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date in cash regardless of whether their notes have been converted following such regular record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Neither the trustee nor conversion agent (if other than the trustee) shall have any duty to determine or verify our determination of whether any of the conditions to conversion have been satisfied.

Holders may surrender their notes for conversion only under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding February 1, 2025, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

Except for determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Capital Market or, if our common stock (or such other security) is not then listed on The Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding February 1, 2025, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a written request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. Any such determination will be conclusive absent manifest error. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent in writing to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested in writing such determination; and we will have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of at least $2,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we will instruct the bid solicitation agent in writing (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time as we direct the bid solicitation agent in writing to solicit bid quotations, we shall provide the bid solicitation agent with the names and contact details of the three independent nationally recognized securities dealers we select, and we shall direct those security dealers to provide bids to the bid solicitation agent. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee), and thereafter neither we nor the bid solicitation agent (if other than us) shall be required to solicit bids again until a new holder request is made as provided above.

We will initially act as the bid solicitation agent for the notes.

Conversion upon Notice of Redemption

If we call any or all of the notes for redemption prior to the maturity date, holders may convert all or any portion of their notes at any time prior to the close of business on the scheduled trading day prior to the redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes on account of our delivery of a notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes until the redemption price has been paid or duly provided for.
If a holder elects to convert notes during a redemption period, we will, under certain circumstances, increase the conversion rate for such notes as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.”

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding February 1, 2025, we elect to:

•issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or
•distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities (other than in connection with a stockholder rights plan prior to separation of such rights from our common stock), which distribution has a per share value, as reasonably determined by us, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) in writing at least 40 scheduled trading days prior to the ex-dividend date for such issuance or distribution.

Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

Certain Corporate Events

If (i) a transaction or event that constitutes a (x) fundamental change (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or (y) a make-whole fundamental change (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period”) occurs prior to the close of business on the business day immediately preceding February 1, 2025, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or (ii) we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets that occurs prior to the close of business on the business day immediately preceding February 1, 2025, pursuant to which our common stock would be converted into cash, securities or other assets (other than a merger effected solely to change our jurisdiction of incorporation that does not otherwise constitute a fundamental change or a make-whole fundamental change), then, in each case, all or any portion of a holder’s notes may be surrendered for conversion at any time from or after the effective date of the transaction until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing as promptly as practicable following the date we publicly announce such transaction but in no event later than the actual effective date of such transaction.

Conversions during the Three Months Immediately Preceding the Maturity Date

On or after February 1, 2025, a holder may convert all or any portion of its notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•deliver the conversion notice, which is irrevocable, and the note to the conversion agent;
•if required, furnish appropriate endorsements and transfer documents; and
•if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the fundamental change repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after February 1, 2025 or during a redemption period, will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs during a redemption period and any conversions for which the relevant conversion date occurs on or after February 1, 2025, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement except as set forth in the immediately preceding sentence.

If we elect a settlement method, we will inform holders so converting, the trustee and the conversion agent in writing of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions (x) occurring (i) during a redemption period as described under “—Optional Redemption,” in such notice of redemption or (ii) on or after February 1, 2025, no later than the close of business on the business day immediately preceding February 1, 2025 or (y) for which we have irrevocably elected combination settlement, with a specified dollar amount per $1,000 principal amount of notes of $1,000, to apply pursuant to the provisions described in the second immediately succeeding paragraph, in the related notice described in such paragraph). If we do not timely elect a settlement method as described in the preceding sentence, we will no longer have the right to elect cash settlement or physical settlement for such conversion or during such period and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we timely elect combination settlement, but we do not timely notify converting holders, the trustee and the conversion agent of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions of the notes through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.

By written notice to the holders, the trustee and the conversion agent, we may, prior to February 1, 2025, irrevocably elect combination settlement, with a specified dollar amount per $1,000 principal amount of notes of $1,000, to apply to all conversions for which the relevant conversion date occurs subsequent to the date of delivery of such notice; provided that any such election that is made during a redemption period (but after the redemption notice date) will not apply to any conversions of notes with conversion dates that occur during such redemption period.

Settlement amounts will be computed as follows:

•if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;
•if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive trading days during the related observation period; and
•if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 30 consecutive trading days during the observation period, will consist of:

•cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or deemed specified as set forth above) (the “specified dollar amount”), if any, divided by 30 (such quotient the “daily measurement value”) and (ii) the daily conversion value; and
•if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.
The “daily conversion value” means, for each of the 30 consecutive trading days during the observation period, 1/30th of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day.

The “daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NEO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to February 1, 2025, the 30 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;
•subject to the immediately succeeding bullet, if the relevant conversion date occurs during a redemption period with respect to the notes as described under “—Optional Redemption,” the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the relevant redemption date; and
•if the relevant conversion date occurs on or after February 1, 2025, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the maturity date.
For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The Nasdaq Capital Market or, if our common stock is not then listed on The Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement, or, in the case of any other settlement method, on the second business day immediately following the last trading day of the relevant observation period (provided that, with respect to any conversion date occurring during a redemption period or on or after February 1, 2025, we will settle any such conversion for which physical settlement is applicable on the relevant redemption date or the maturity date, as applicable.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be deemed to be the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Exchange in Lieu of Conversion

When a holder surrenders its notes for conversion, we may, at our election (an “exchange election”), direct the conversion agent to deliver, on or prior to the business day immediately following the conversion date, such notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such notes, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, that would otherwise be due upon conversion as described above under “—Conversion Rights—Settlement upon Conversion” or such other amount agreed to by the holder and the designated financial institution(s) (the “conversion consideration”). If we make an exchange election, we will, by the close of business on the business day following the relevant conversion date, notify in writing the trustee, the conversion agent (if other than the trustee) and the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of conversion consideration to be paid and/or delivered, as the case may be.

Any notes delivered to the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the designated financial institution(s) agree(s) to accept any notes for exchange but does not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will pay or deliver, as the case may be, the relevant conversion consideration, as, and at the time, required pursuant to the indenture as if we had not made the exchange election.

Our designation of any financial institution(s) to which the notes may be submitted for exchange does not require such financial institution(s) to accept any notes.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1) If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to any such dividend, distribution, share split or share combination); and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date we determine not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;
•dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;
•distributions of reference property in a transaction described in “—Recapitalizations, Reclassifications, and Changes of Our Common Stock;” and
•spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:

where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by us) of the shares of capital stock, evidences of indebtedness, assets, property,   rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. In the case of any distribution of rights, options or warrants, to the extent such rights, options or warrants expire unexercised, the applicable conversion rate shall be immediately readjusted to the applicable conversion rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered upon the exercise of such rights, options or warrants.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:
where,
CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 = the conversion rate in effect immediately after the end of the valuation period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate as of such trading day of such observation period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date we determine not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4) If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C = the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date we determine not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5) If we make or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:
where,
CR0 = the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by us) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such trading day in determining the conversion rate as of such trading day.

If we are or any of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender or exchange offer described in clause (5) but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable conversion rate will be readjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion”

based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by us, statute, contract or otherwise).

Subject to the applicable listing standards of The Nasdaq Capital Market, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest. Subject to the applicable listing standards of The Nasdaq Capital Market, we may also (but are not required to) increase the applicable conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material United States Federal Income Tax Considerations.” Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase or maturity of the notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or common stock, if any, payable on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of the holder.

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;
•upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any subsidiary of ours;
•upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;
•upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (5) above;
•solely for a change in the par value of our common stock; or
•for accrued and unpaid interest, if any.

We will not adjust the applicable conversion rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, notwithstanding the foregoing, we will defer and carry forward any adjustment to such conversion rate that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made (i) where the aggregate of all such carried-forward adjustments equals or exceeds 1% of the conversion rate and (ii) regardless of whether the aggregate adjustment is less than 1% of the applicable conversion rate, (w) on the conversion date for any notes (in the case of physical settlement), (x) on each trading day of any observation period with respect to any notes (in the case of cash settlement or combination settlement), (y) the date a fundamental change or a make-whole fundamental change occurs or (z) February 1, 2025. Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);
•any consolidation, merger or combination involving us;
•any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or
•any statutory share exchange,
in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period”), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing of the weighted average as soon as practicable after such determination is made.

The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation (excluding, for the avoidance of doubt, cash paid by such surviving company, successor or purchaser corporation) as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as we reasonably consider necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change), we will make appropriate adjustments in good faith and in a commercially reasonable manner to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when such last reported sale prices, daily VWAPs, daily conversion values or daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period

If the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes, and a holder elects to convert its notes in connection with such make-whole fundamental change, or if we issue a notice of redemption as set forth under “—Optional Redemption” and a holder elects to convert notes during the related redemption period, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).

Upon surrender of notes for conversion in connection with a make-whole fundamental change or during a redemption period, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “—Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) or the redemption notice date, as applicable, and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or on the redemption notice date. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the redemption notice date, as the case may be. In the event that a conversion during a redemption period would also be deemed to be in connection with a make-whole fundamental change, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable redemption notice date or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this section.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate for the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes:

Stock Price
Effective Date/Redemption Notice Date	$	$	$	$	$	$	$	$	$	$	$	$	$
May , 2020.......................................................................................
May 1, 2021
May 1, 2022........................................................................................
May 1, 2023........................................................................................
May 1, 2024........................................................................................
May 1, 2025........................................................................................

The exact stock prices and effective dates or redemption notice dates may not be set forth in the table above, in which case:

•If the stock price is between two stock prices in the table or the effective date or redemption notice date, as the case may be, is between two effective dates or redemption notice dates, as applicable, in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates or redemption notice dates, as applicable, based on a 365-day year.
•If the stock price is greater than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
•If the stock price is less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time prior to the maturity date, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below. The fundamental change repurchase date shall be subject to postponement in order to allow us to comply with applicable law as a result of changes to such applicable law occurring after the date of the indenture.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly-owned subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly-owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The Nasdaq Capital Market, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors).

A transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The Nasdaq Capital Market, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

For purposes of the definition of “fundamental change” above, any transaction that constitutes a fundamental change pursuant to both clause (1) and clause (2) (excluding the proviso to such clause (2)) of such definition shall be deemed a fundamental change solely under clause (2) of such definition (subject to such proviso).

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•the events causing a fundamental change;
•the date of the fundamental change;
•the last date on which a holder may exercise the repurchase right;
•the fundamental change repurchase price;
•the fundamental change repurchase date;
•the name and address of the paying agent and the conversion agent, if applicable;
•if applicable, the conversion rate and any adjustments to the conversion rate;
•that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder validly withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and
•the procedures that holders must follow to require us to repurchase their notes.
Notwithstanding anything to the contrary above, we will not be required to repurchase or make an offer to repurchase the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•if certificated, the certificate numbers of your notes to be delivered for repurchase;
•the portion of the principal amount of notes to be repurchased, which must be $1,000 or multiple thereof; and
•that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal received by the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•the principal amount of the withdrawn notes, which must be $1,000 or a multiple thereof;
•if certificated notes have been issued, the certificate numbers of the withdrawn notes; and
•the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or a multiple thereof.
If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and
•all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).
In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;
•file a Schedule TO or any other required schedule under the Exchange Act; and
•otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes, in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes or be entitled to an increase in the conversion rate upon conversion as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” in circumstances involving a significant change in the composition of our board unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.” If we fail to repurchase notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with, similar change in control provisions permitting our holders to accelerate the relevant indebtedness or require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not consolidate with or merge with or into, or sell, convey, transfer or lease in one transaction or a series of transactions all or substantially all of the consolidated properties and assets of us and our subsidiaries, taken as a whole, to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we will be discharged from our obligations under the notes and the indenture, except in the case of any such lease.

Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to the notes:

(1) default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right, and such failure continues for a period of five (5) business days;

(4) our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or notice of a specified corporate transaction as described under “—Conversion Rights—Conversion upon Specified Corporate Events,” in each case when due;

(5) our failure to comply with our obligations under “Consolidation, Merger and Sale of Assets”;

(6) our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

(7) default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $30.0 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; and

(8) certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries.

For purposes of clauses (7) and (8), the term “significant subsidiary” has the meaning set forth in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC (or any successor rule).

If an event of default occurs and is continuing, the trustee by written notice to us, or the holders of at least 25% in principal amount of the outstanding notes by written notice to us and the trustee may, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 360 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the notes outstanding from the 181st day until the 360th day following the occurrence of such an event of default during which such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 361st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of any notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, we must notify in writing all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 360-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on any note upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:
•the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;
•accrued and unpaid interest, if any, on; and
•the consideration due upon conversion of,
its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee written notice that an event of default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture will provide that in the event an event of default has occurred and is continuing under such indenture of which a responsible officer of the trustee has written notice or actual knowledge, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The indenture will provide that if a default occurs and is continuing and a responsible officer of the trustee is notified in writing or has actual knowledge of such default, the trustee must deliver to each holder notice of the default within 90 days after it receives written notice or obtains actual knowledge thereof. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof; provided that we will not be required to deliver such notice if the event or default is no longer continuing or has been cured.

Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1) reduce the principal amount of notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the stated time for payment of interest on any note;

(3) reduce the principal of or extend the stated maturity of any note;

(4) make any change that adversely affects the conversion rights of any note;

(5) reduce the redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) make any note payable in money, or at a place of payment, other than that stated in the note;

(7) change the ranking of the notes;

(8) impair the right of any holder to receive payment of principal and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

(9) make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor corporation of our obligations under the indenture;

(3) add guarantees with respect to the notes;

(4) secure the notes;

(5) add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us under the indenture;

(6) make any change that does not adversely affect the rights of any holder under the indenture or the notes;

(7) increase the conversion rate as provided in the indenture;

(8) provide for the issuance of additional notes as permitted under the indenture;

(9) provide for the appointment of and acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

(10) irrevocably elect a settlement method or a specified dollar amount, or eliminate our right to elect a settlement method; provided that no such election or elimination will affect any settlement method previously elected (or deemed to be elected) with respect to any note;

(11) make provisions with respect to conversion rights of the holders of the notes as described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” in accordance with the applicable provisions of the indenture;

(12) conform the provisions of the indenture to any provision of the “Description of Notes” in the preliminary prospectus, as supplemented by the related pricing term sheet, as certified by us in an officer’s certificate; or

(13) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the holders (with a copy to the trustee), or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock (solely to satisfy outstanding conversions, as applicable) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of the Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the trading price of the notes, the redemption price, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes, any additional interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. We will forward our calculations to any registered holder of notes upon the written request of that holder.

Reports

The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR, it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of its covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation.

By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the notes.

Trustee

U.S. Bank National Association is the initial trustee, security registrar, paying agent and conversion agent for the notes. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and
•ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of us, the underwriters nor the trustee are responsible for those operations or procedures.
DTC has advised us that it is:

•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•will not be entitled to have notes represented by the global note registered in their names;
•will not receive or be entitled to receive physical, certificated notes; and
•will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee (to the extent funded by us) to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is based on the provisions of our articles of incorporation, as amended (“Articles of Incorporation”), as well as our amended and restated bylaws, as amended (“Bylaws”), and the applicable provisions of Chapter 78 of the Nevada Revised Statutes. This information is qualified entirely by reference to the applicable provisions of our Articles of Incorporation, Bylaws and Chapter 78 of the Nevada Revised Statutes. For information on how to obtain copies of our Articles of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.” As of the date of this prospectus, our authorized capital stock consists of 250,000,000 shares of common stock and 50,000,000 shares of preferred stock, $0.001 par value. No shares of preferred stock are currently outstanding.

Common Stock

As of March 31, 2020, we had 105,396,047 shares of common stock outstanding.

Voting Rights. The outstanding shares of our common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rights, meaning that the common stockholders’ ownership interest in the Company would be diluted if additional shares of common stock are subsequently issued and the existing stockholders are not granted the right, at the discretion of the Board of Directors, to maintain their ownership interest in our Company.

Dividends. The holders of common stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

Liquidation. Upon liquidation, dissolution or winding-up of the Company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our common stock.

Preemptive Rights. The holders of our common stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.

Transfer Agent. The Company’s transfer agent is Standard Registrar & Transfer Company. The transfer agent’s telephone number is (801) 571-8844.

Indemnification Of Directors And Executive Officers And Limitation On Liability.

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer for any act or omission of any such director or officer; however such indemnification shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Bylaws also provide that the Company must indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against costs incurred by such person in connection with the defense or settlement of such action or suit. Such indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Bylaws provide that the Company must pay the costs incurred by any person entitled to indemnification in defending a proceeding as such costs are incurred and in advance of the final disposition of a proceeding; provided however, that the Company must pay such costs only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.
The Bylaws provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 78.752 of the Nevada Revised Statutes.

Nevada Revised Statutes 78.751 and 78.7502 have provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney’s fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, the Nevada Revised Statues provide that he must be indemnified by the Company against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statues also provides that any discretionary indemnification, unless ordered by a court or advanced by the Company, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.

The determination must be made:

•By the stockholders;

•By the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

•If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations of the purchase, ownership and disposition of notes and the shares of our common stock received upon conversion of a note, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes or the shares of our common stock into which the notes may be converted. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes and the shares of our common stock received upon conversion of a note.

Except where noted, this summary addresses only a note or common stock held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) by a beneficial owner who purchased the note on original issuance for cash at its “issue price” (i.e., the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion does not address all U.S. federal income tax consequences relevant to beneficial owners of a note or common stock (including the potential application of the Medicare contribution tax and the effects of Section 451(b) of the Code conforming the timing of certain income accruals to financial statements), nor does it address all tax consequences that may be relevant to such beneficial owners in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	tax consequences to persons holding notes or common stock as a part of an integrated or conversion transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities or arrangements, or investors that hold notes or common stock through partnerships or other pass-through entities or arrangements;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	U.S. estate or gift tax consequences, if any.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes or common stock, the tax treatment of such partnership and a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding notes or common stock and the partners in such partnerships should consult their tax advisors.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

As used herein, a “U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
A “non-U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is an individual, corporation, estate or trust that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid U.S. federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, foreign and other tax consequences that may be relevant to them in light of their particular circumstances.

Consequences to U.S. Holders

Interest on the Notes

Stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the notes will be issued with less than de minimis original issue discount for U.S. federal income tax purposes.

Additional Payments

In certain circumstances as described under “Description of Notes — Event of Default” and “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period,” we may be obligated to make payments on the notes in excess of stated principal and interest. We believe and intend to take the position that the foregoing contingencies should not cause the notes to be treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, U.S. holders would be required to accrue interest income at a rate higher than the stated interest rate of the notes, regardless of the holder’s method of accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our common stock). This discussion assumes that the notes will not be considered contingent payment debt instruments. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion”) equal to the difference between the amount realized (less accrued but unpaid interest which will be treated as described above under “—Interest on the Notes”) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note as increased by the amount of any constructive distribution included in income as described below under “—Constructive Distributions.”

Any gain or loss recognized on a taxable disposition of a note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

If a U.S. holder receives solely common stock in exchange for notes upon conversion (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion,” which would be taxable as described above, under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”), the U.S. holder generally will not recognize gain or loss upon the conversion of the notes into common stock except to the extent of (i) cash received in lieu of a fractional share and (ii) amounts received with respect to accrued but unpaid interest (which will be treated as described above under “—Interest on the Notes”).

The amount of gain or loss a U.S. holder will recognize on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. holder receives in respect of the fractional share and the pro rata portion of the U.S. holder’s adjusted tax basis in the note that is allocable to the fractional share. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss, if at the time of the conversion, the note has been held for more than one year. The tax basis of shares of common stock received upon a conversion (other than shares attributable to accrued but unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). The U.S. holder’s holding period for the shares of common stock will include the period during which the U.S. holder held the notes, except that the holding period of any shares received with respect to accrued but unpaid interest will commence on the day after the date of receipt.

As described below, the tax treatment of a conversion of a note into cash and common stock is uncertain and subject to different characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.

Treatment as a Recapitalization. If a combination of cash and common stock is received by a U.S. holder upon conversion of a note (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion,” which would be taxable as described above, under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”), we intend to take the position that the notes are securities for U.S. federal income tax purposes and that the conversion should be treated as a recapitalization for U.S. federal income tax purposes. In such case, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received and the pro rata portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share, as described in the following paragraph. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

The tax basis of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock would include the period during which the U.S. holder held the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Alternative Treatment as Part Conversion and Part Redemption. If the conversion of a note into cash and common stock (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion,” which would be taxable as described above, under “ —Sale, Exchange, Redemption or Other Taxable Disposition of Notes”) were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “ —Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” in which case our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata among our common stock received and the portion of the note that is treated as sold for cash based on the fair market value of our common stock and the cash. The holding period for our common stock received in the conversion would include the holding period for the note.

Distributions

Distributions, if any, made on our common stock, other than certain pro rata distributions of common stock, generally will be included in income of a U.S. holder of our common stock as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals), are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to a U.S. holder.

Certain of the conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital or capital gain to the extent thereof as described above under “—Distributions.”

However, it is not entirely clear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described above under “—Distributions.” It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from reporting. The IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions to a non-U.S. holder and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of such holder and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.

Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon the sale, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our common stock. Any gain or loss recognized on a taxable disposition of common stock will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, redemption or other taxable disposition of our common stock is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of the Change in Conversion Consideration After a Change in Control

In certain situations, the notes may become convertible or exchangeable into shares of an entity into which we may consolidate, merge or transfer substantially all of our assets. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange of the notes to a U.S. holder and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the exchange or conversion of the notes as well as the ownership of the notes and the shares may be different from the U.S. federal income tax consequences addressed in this discussion.

Consequences to Non-U.S. Holders

Interest on the Notes

Subject to the discussion below under “Information Reporting and Backup Withholding—Non-U.S. Holders” and “FATCA,” U.S. federal income or withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•	(a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable U.S. Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a permanent establishment, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to common stock (and any deemed dividends resulting from certain adjustments, or failures to make adjustments, to the conversion rate of the notes, as discussed above under “Consequences to U.S. Holders—Constructive Distributions”) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation also may, under certain circumstances, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any applicable withholding taxes (including backup withholding) with respect to deemed dividends may be withheld from interest and payments upon conversion, repurchase or maturity of the notes or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or common stock, if any, payable on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of such holder.

A non-U.S. holder of common stock or notes who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Common Stock

Subject to the discussion below under “Information Reporting and Backup Withholding—Non-U.S. Holders” and “Foreign Account Tax Compliance Act,” any gain recognized by a non-U.S. holder on the sale, exchange (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion”), certain redemptions, conversion or other taxable disposition of a note or common stock will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the note or common stock, as the case may be.

If you are a non-U.S. holder and you realize gain described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder, and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by certain U.S.-source capital losses), even though you are not considered a resident of the United States. We believe we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Any amounts which a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note which are attributable to accrued but unpaid interest will be subject to U.S. federal income tax in accordance with the rules described above under “Consequences to Non-U.S. Holders—Interest on the Notes.”

Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to payments of interest (including additional interest, if any) and deemed dividends on the notes, dividends on our common stock and the proceeds of a sale of a note or common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient, and if requested, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the amount of interest (including additional interest, if any) and deemed dividends on the notes and dividends on common stock to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, deemed dividends, dividends and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or deemed dividends on a note or dividends on common stock, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders—Interest on the Notes” has been received or the non-U.S. holder otherwise establishes an exemption. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the statement described above has been received, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

FATCA

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose withholding at a rate of 30% on interest and dividends (including deemed dividends) paid on, and (subject to the proposed U.S. Treasury regulations discussed below) the gross proceeds of a disposition of, debt obligations or stock in a United States corporation paid to (i) a foreign financial institution, or FFI, whether as a beneficial owner or intermediary, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules, and (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent or U.S. tax authorities with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (ii) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. FFIs located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The applicable U.S. Treasury regulations and administrative guidance provide that the FATCA withholding rules will apply to payments of interest and dividends (including deemed dividends) regardless of when they are made (or deemed made). While withholding under FATCA would have applied also to payments of gross proceeds from a sale or other disposition of notes or stock on or after January 1, 2019, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.

Investors are encouraged to consult with their tax advisors regarding the implications of these rules on their investment in our notes and common stock.

UNDERWRITING

We have entered into an underwriting agreement with Morgan Stanley & Co. LLC, BofA Securities, Inc. and SVB Leerink LLC, as representatives of the several underwriters listed in the table below. Pursuant to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite that underwriter’s name.

Principal Amount

Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC	$
BofA Securities, Inc
SVB Leerink LLC

Total	$ 150,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the underwriter’s over-allotment option described below.

The underwriters initially propose to offer the notes directly to the public at the offering price listed on the cover page of this prospectus or to certain dealers at a price that represents a concession not in excess of % of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Over-Allotment Option

We have granted the underwriters an option to purchase, exercisable within a 30-day period from the date of this prospectus, up to an additional $22,500,000 principal amount of notes from us solely to cover over-allotments, if any. If any additional notes are purchased with this option, the underwriters will offer such additional notes on the same terms as those on which the notes are being offered.

New Issue of Notes

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.
Discounts and Commissions

The following table shows the per note and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional $22,500,000 principal amount of notes.

Total
	Per Note	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us:	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $[●].

No Sales of Similar Securities

We and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement, without first obtaining the written consent of the underwriters. Specifically, we and our executive officers and directors have agreed, with certain limited exceptions, not to directly or indirectly:

•offer, pledge, sell or contract to sell any common stock;

•sell any option or contract to purchase any common stock;

•purchase any option or contract to sell any common stock;

•grant any option, right or warrant for the sale of any common stock;

•otherwise dispose of or transfer any common stock or any securities convertible into or exercisable or exchangeable for common stock or file any registration statement under the Securities Act with respect to any of the foregoing;

•request or demand that we file a registration statement related to the common stock;

•enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly the economic consequence of ownership of any shares of common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or

•publically announce the intention to effect any of the foregoing.

These lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the agreement or over which the person executing the agreement later acquires the power of disposition. These lock-up provisions do not prevent any person from establishing a trading plan that complies with Rule 10b5-1 under the Exchange Act or from amending such plan so long as there are no sales of common stock under any such trading plan during the lock-up period.

The restrictions described above do not apply to our executive officers with respect to transfers of shares of common stock:

•as a bona fide gift or gifts;

•to any trust for the direct or indirect benefit of the party subject to the lock-up restrictions or the immediate family of the party subject to the lock-up restrictions;

•as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation;

•to the affiliates of the party subject to the lock-up restrictions or to any investment fund or other entity controlled or managed by the party subject to the lock-up;

•pursuant to a qualified domestic relations order or in connection with a divorce settlement;

•by will or intestate succession upon the death of the party subject to the lock-up restrictions; or

•to us in satisfaction of any tax withholding obligation;

•to us by a service provider in connection with the termination of such service provider’s services to us;

•in connection with the exercise or exchange of any option or warrant to acquire any shares of common stock or options to purchase common stock, in each case for cash or on a cashless or “net exercise” basis, pursuant to any stock option, stock bonus or other stock plan or arrangement in effect on the date of and described in this prospectus; or

•upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction.

The restrictions described above do not apply to us with respect to:

•the sale and issuance of common stock in the Concurrent Common Stock Offering;

•the sale and issuance of notes in this offering, and the issuance of shares of common stock underlying such notes;

•any shares of common stock issued by us upon the exercise of an option or warrant, or the conversion of a convertible security outstanding on the date of this prospectus;

•any shares of our common stock issued or options to purchase common stock granted pursuant to any existing employee benefit plans or non-employee director stock plans or dividend reinvestment plans;

•the filing by us of any registration statement on Form S-8 or a successor form thereto; or

•the issuance of by us of shares of our common stock or securities convertible into common stock in connection with a merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity; provided that the number of securities so issued does not exceed 10% of the total number of shares of our common stock outstanding immediately following the consummation of this offering.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell additional notes and shares of common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater amount of notes or shares than have been covered by subsequent purchases. The underwriters may cover a short position by either exercising their over-allotment option, if the short position is not greater than the amount of additional notes for which the option may be exercised, or purchasing notes in the open market. In determining the source of notes to cover the short position, the underwriters will consider, among other things, the prices of notes available for purchase in the open market as compared to the price at which they may purchase additional notes pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of notes or common stock made by the underwriters in the open market prior to the closing of the offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because another underwriter or its affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Concurrent Common Stock Offering

Concurrently with this offering, we are offering shares of our common stock in the Concurrent Common Stock Offering. We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to an additional shares of our common stock in the Concurrent Common Stock Offering. This offering and the Concurrent Common Stock Offering are not contingent upon one another.

Pursuant to the Common Stock Prospectus, the underwriters of the Concurrent Common Stock Offering are also offering up to shares of our common stock borrowed from third parties in the Short Sale and will use the resulting short position to facilitate hedging transactions by some of the purchasers of the notes. This offering and the Short Sale are contingent upon one another.

Electronic Prospectus

A prospectus in electronic format may be made available on websites maintained by the underwriters, or other selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of notes for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations.
Foreign Jurisdictions

Foreign Jurisdictions

Prohibition on Sales to European Economic Area and UK Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that:

(a)it has only communicated or caused to be communicated and will only communicate or cause to be communicated an  invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of anon-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The notes to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any shares of common stock issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those shares except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(a)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)where no consideration is or will be given for the transfer;
(c)where the transfer is by operation of law; or
(d)as specified in Section 276(7) of the SFA.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters are serving as underwriters in the Concurrent Common Stock Offering and the Short Sale, and certain of the underwriters and their affiliates have provided in the past and may provide from time to time in the future other commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. Affiliates of BofA Securities, Inc. are lenders under our credit facilities.

LEGAL MATTERS
Certain legal matters in connection with the offering of the notes will be passed upon for us by K&L Gates LLP, New York, New York. Legal matters with respect to Nevada law will be passed upon for us by Snell & Wilmer L.L.P., Reno, Nevada. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.
EXPERTS

The consolidated financial statements as of December 31, 2019, and for the year ended December 31, 2019 incorporated in this Prospectus by reference from NeoGenomics, Inc.’s Annual Report on Form 10-K , and the effectiveness of NeoGenomics, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of NeoGenomics, Inc. as of December 31, 2018, and for each of the years in the two-year period ended December 31, 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities offered by this prospectus, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020;
•our Proxy Statement on Schedule 14A filed on April 14, 2020 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K);
•our Quarterly Report on Form 10-Q for the period ending March 31, 2020, filed with the SEC on April 29, 2020;
•our Current Reports on Form 8-K filed on January 13, 2020, February 11, 2020, April 17, 2020 (other than any exhibits furnished thereon) and April 29, 2020; and
•the description of our Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our Common Stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.
Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the filing of this registration statement. The amount of any additional fees that may be incurred in connection with the issuance, distribution, and sale of the offered securities registered hereby are not known. Such fees, which could be significant, will be disclosed in any applicable prospectus supplement filed in connection with such future offering. All fees and expenses including the amounts set forth below, other than underwriting discounts and commissions and the legal fees of counsel for any party other than us, incurred in connection with the sale of the offered securities will be borne by us.

SEC Registration Fee	*
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Trustee fees and expenses	**
Miscellaneous	**
Total	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and are not estimable at this time.

**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (1) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada General Corporation Law provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him or her in connection therein.

Our Articles of Incorporation provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our articles of incorporation and bylaws provide that we shall indemnify and advance expenses to our currently acting and former directors to the fullest extent permitted by the Nevada Revised Statutes and that we shall indemnify and advance expenses to our officers to the same extent as our directors and to such further extent as is consistent with law.
The articles and bylaws provide that we will indemnify our directors and officers and may indemnify its employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with us. However, nothing in our articles of incorporation or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

ITEM 16. EXHIBITS
EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Location
1.1	Underwriting Agreement	To be filed by amendments to this registration statement or incorporated by reference documents filed or to be filed with the SEC under the Exchange Act.
4.1	Form of Indenture (including form of note)	Provided herewith
5.1	Opinion of Snell & Wilmer L.L.P.	Provided herewith
5.2	Opinion of K&L Gates LLP	Provided herewith
23.1	Consent of Crowe LLP	Provided herewith
23.2	Consent of Deloitte & Touche LLP	Provided herewith
23.3	Consent of Snell & Wilmer L.L.P.	Included in Exhibit 5.1
23.4	Consent of K&L Gates LLP	Included in Exhibit 5.2
24.1	Powers of Attorney	Set forth on the signature page hereto
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended	Provided herewith

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Myers, State of Florida, on April 29, 2020.

NEOGENOMICS, INC.

By:	/s/ Douglas M. VanOort
Name:	Douglas M. VanOort
Title:	Chairman and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas M. VanOort and Kathryn B. McKenzie, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Nevada and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated below:

Signatures	Title(s)	Date
/s/ Douglas M. VanOort	Chief Executive Officer and Chairman of the Board	April 29, 2020
Douglas M. VanOort

/s/ Kathryn B. McKenzie	Chief Financial Officer (principal financial and accounting officer)	April 29, 2020
Kathryn B. McKenzie

/s/ Steven C. Jones	Director	April 29, 2020
Steven C. Jones

/s/ Bruce K. Crowther	Director	April 29, 2020
Bruce K. Crowther

/s/ Kevin C. Johnson	Director	April 29, 2020
Kevin C. Johnson

/s/ Raymond R. Hipp	Director	April 29, 2020
Raymond R. Hipp

/s/ Lynn A. Tetrault	Director	April 29, 2020
Lynn A. Tetrault

/s/ Alison L. Hannah	Director	April 29, 2020
Alison L. Hannah

/s/ Stephen M. Kanovsky	Director	April 29, 2020
Stephen M. Kanovsky